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                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
            OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.__)

                           Check the appropriate box:

[X]  Preliminary Information Statement   [ ]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[ ]  Definitive Information Statement         RULE 14C-5(D)(2))

                                 INPRIMIS, INC.
                          ----------------------------
                             (Name of Registrant As
                            Specified In Its Charter)

                                    ---- ----
                          ----------------------------
                            (Name of Person(s) Filing
                            Information Statement, if
                             other than Registrant)


Payment of Filing Fee
(Check the appropriate):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: _______________________________________________
     (2) Form, Schedule or Registration Statement No.: _________________________
     (3) Filing Party: _________________________________________________________
     (4) Date Filed: ___________________________________________________________

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



                                 Inprimis, Inc.
                              1601 Clint Moore Road
                            Boca Raton, Florida 33487

                              --------------------

                  Information Statement Pursuant to Section 14C
                     of the Securities Exchange Act of 1934

                              --------------------

     This Information Statement is provided by the board of directors of Inprimis, Inc., a Florida corporation, to all holders of our common stock in connection with the shareholder approval to be obtained by written consent authorizing an amendment to our Articles of Incorporation to effect an increase in the authorized number of shares of our common stock, par value $0.01 per share, from 25,000,000 shares to 200,000,000 shares.

     We are increasing the number of authorized shares of common stock in order to provide for the issuance of shares of common stock to Ener1 in accordance with the terms of a Securities Purchase Agreement between Ener1 and us, dated December 21, 2001, and the transactions contemplated by that agreement.

     Our board of directors has recommended, and persons owning the majority of our outstanding common stock are expected to approve by written consent, an amendment to our Articles of Incorporation, increasing the number of shares of authorized common stock. Under the rules and regulations of the Securities Exchange Act of 1934, as amended, the amendment may not become effective earlier than 21 days following the distribution of this Information Statement to our shareholders. We expect the amendment to our Articles of Incorporation to become effective on or about March 11, 2002.

       Our shareholders are not required to take any action in connection with this matter. We are not asking you for a proxy and
                    you are requested not to send us a proxy.

     The address of our principal executive office address is 1601 Clint Moore Road, Boca Raton, Florida 33487. This Information Statement will be mailed to our shareholders on or about February 18, 2002.

                                   Background

     On December 21, 2001, we entered into a Securities Purchase Agreement with Ener1 Holdings, Inc., providing for the purchase by Ener1, for an aggregate consideration of up to $1,200,000 (the "Purchase Price"), of up to 47,126,416 shares of our common stock.

     On January 3, 2002, the closing date, Ener1 purchased and was issued (1) 12,500,001 shares of our common stock (the "Initial Shares") and (2) a subordinated convertible promissory note in the principal amount of $481,706.27, convertible into up to 18,917,597 shares (the "Conversion Shares") of our common stock. In addition, on January 3, 2002, under the terms of an Escrow Agreement by and among Ener1, us and the escrow agent, Ener1 deposited into escrow $520,000. Of the $520,000 placed into escrow, $120,000 represented a holdback of part of the Purchase Price, and the remaining $400,000 was in consideration for an additional 15,708,821 shares (the "Escrow Shares") of our common stock to be issued to Ener1. The promissory note will be automatically converted and the Conversion Shares and the Escrow Shares will be issued upon an increase in the authorized shares of our common stock sufficient to allow for such issuances.

     Before the transaction with Ener1, we had authorized 25,000,000 shares of common stock. With the issuance of the Initial Shares to Ener1 on January 3, 2002, all of our existing 25,000,000 authorized shares of common stock are either issued or reserved for issuance pursuant to outstanding options. Upon the issuance of the Initial Shares, Ener1 owned 51.48% of our outstanding voting securities. Ener1 intends to vote the Initial Shares in favor of amending our Articles of Incorporation in order to authorize a sufficient number of shares of common stock for us to be able to issue the Conversion Shares and the Escrow Shares to Ener1.

     Upon the completion of the transactions contemplated by the Securities Purchase Agreement, including the approval by the shareholders of Ener1 of the increase in the number of authorized shares of our common stock, Ener1 will own an aggregate of 47,126,416 shares, or 80.0%, of our issued and outstanding common stock.

     There will not be a meeting of shareholders to approve the increase in our authorized shares of common stock, and none is required under the Florida Business Corporation Act, because this action will be approved by the written consent of the holders of a majority of the outstanding shares of our common stock. Under the Florida Business Corporation Act, we are required to provide prompt notice of the taking of corporate action without a meeting to our shareholders of record who have not consented in writing to this action. Furthermore, the federal securities laws require that we provide you notice of this action, along with certain specified disclosures, before this action becomes effective. This Information Statement is intended to provide you with the required notice and disclosures.

                Amendment to Increase Number of Authorized Shares

     On February 6, 2002, our board of directors approved a proposed amendment to Article IV of our Articles of Incorporation to increase the number of authorized shares of common stock from 25,000,000 shares with a par value of $0.01 per share to 200,000,000 shares with a par value of $0.01 per share. The board of directors directed that the proposed amendment be submitted to the holders of a majority of our voting stock for approval by written consent. The proposed amendment is included in this Information Statement as Exhibit A. The record date for the determination of shareholders who are entitled to give consent and receive this Information Statement is February 6, 2002. At the record date, we had outstanding 24,281,605 shares of common stock.

     The vote that is required to approve the proposed increase in our authorized common stock is the affirmative vote of shareholders representing a majority of the shares that are entitled to vote on such matters. Each holder of common stock is entitled to one (1) vote for each share of common stock held. We expect to receive the written consent of the holders of a majority of the shares that are entitled to vote by February 10, 2002.

     Our board of directors believes that it is advisable and in our best interest to increase the number of authorized shares to allow us to issue the Conversion Shares and the Escrow Shares to Ener1, as described above, and to have additional shares of authorized common stock available in an amount adequate to provide for our future needs. The additional shares will be available for issuance from time to time in the discretion of the board of directors, normally without further shareholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose.

     No dissenters', appraisal or preemptive rights are available to our shareholders in connection with the amendment to our articles of incorporation.

                       Interests in the Matters Described

     As beneficial owners of Ener1 Holdings, Inc., Messrs. Novak and Zoi have a financial interest in the approval of the amendment to our Articles of Incorporation increasing the authorized shares of our common stock, as such increase will allow for the issuance of the Conversion Shares and the Escrow Shares to Ener1.

     In connection with the sale of securities to Ener1 and the resulting change of control of our company, all options held by our directors and executive officers (except those held by Mr. Will) vested and became immediately exercisable. Each of our current directors and executive officers signed a letter agreement stating that each such director or executive officer would refrain from exercising any vested options until the earlier of (i) July 1, 2002 and (ii) the approval of the amendment to our Articles of Incorporation increasing the number of authorized shares of our common stock. This letter agreement will terminate upon approval of the amendment, allowing our directors and executive officers to exercise their vested options.

         Security Ownership of Certain Beneficial Owners and Management

     The table below sets forth certain information regarding the beneficial ownership of our common stock as of the record date by (1) each person who is known to own beneficially more than 5% of the outstanding shares of common stock; (2) each director; (3) each of our executive officers; and (4) all of our executive officers and directors as a group. Beneficial ownership includes any shares which a person has the right to acquire within 60 days after the record date. Except as otherwise noted, each person has sole voting power and dispositive power with respect to all shares of common stock listed as owned by such person. This table assumes the approval of the amendment to increase the number of authorized shares of common stock and the issuance of the Conversion Shares and the Escrow Shares to Ener1.

                                                                              Amount and Nature of         Percent of
Name and Address of Beneficial Owner(1)                                       Beneficial Ownership           Class
------------------------------------------------------------------------ -------------------------------- ------------
Ener1 Holdings Inc.
     500 West Cypress Creek Road, Suite 770
     Ft. Lauderdale, FL  33309.........................................            47,126,416                 80.0%
Peter Novak
     Mozaartstraatt 20
     2018 Antwerp, Belgium.............................................            47,126,416(2)              80.0%
Michael Zoi
     500 West Cypress Creek Road, Suite 770
     Ft. Lauderdale, FL  33309.........................................            47,126,416(2)              80.0%
Larry L. Light(3)......................................................               252,951                  *
R. Michael Brewer(4)...................................................               142,000                  *
Martha Ritchason(5)....................................................               156,714                  *
Michael D. Stebel(6).................................................                  91,238                  *
Arthur R. Wyatt(7).....................................................               127,829                  *
Eduard Will(8).........................................................               152,000                  *
Karl Gruns(9)..........................................................                22,000                  *
Bernard A. Carballo(10)................................................                89,100                  *
All directors and executive officers as a group (8 persons)(11)........             1,033,832                  1.8%

--------
*    Less than 1%
(1) Unless otherwise noted, address is 1601 Clint Moore Road, Boca Raton, Florida 33487.
(2) As beneficial owners of Ener1, each of Messrs. Novak and Zoi may be deemed to beneficially own the 47,126,416 shares of common stock owned by Ener1.
(3) Chief Technology Officer of the Company, Chief Operating Officer of Inprimis Technologies, Inc., a wholly owned subsidiary of the Company, and former interim Chief Executive Officer of the Company. Includes vested options to purchase 250,000 shares.
(4) Senior Vice President of Finance and Chief Financial Officer. Includes vested options to purchase 140,000 shares.
(5) Senior Vice President of General Administration. Includes vested options to purchase 150,546 shares.
(6) Senior Vice President of Sales and Marketing. Includes vested options to purchase 90,000 shares.
(7)  Director of the Company. Includes vested options to purchase 47,000 shares.
(8) President, Chief Executive Officer and a Director of the Company. Includes vested options to purchase 22,000 shares, and options to purchase 50,000 shares that will vest within 60 days of the date of this Information Statement.
(9)  Director of the Company. Includes vested options to purchase 22,000 shares.
(10) Director of the Company. Includes vested options to purchase 22,000 shares.
(11) Includes vested options to purchase 743,546 shares, and options to purchase 50,000 shares that will vest within 60 days of the date of this Information Statement.

                             Additional Information

     Additional information concerning Inprimis, including our Annual Report on Form 10-K for the year ended December 31, 2000, which has been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.

                                 * * * * * * * *

     Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.


                                            INPRIMIS, INC.


                                            /s/ Eduard Will
                                            ------------------------------------
                                            By:   Eduard Will
                                            Its:  President and Chief Executive
                                                    Officer

Boca Raton, Florida
February 6, 2002

Exhibit A

                                     FORM OF
                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                                 INPRIMIS, INC.
                              a Florida Corporation

     Pursuant to the provisions of Section 607.1006 of the Florida Business Corporation Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     1. The name of the Corporation is INPRIMIS, INC. (hereinafter called the "Corporation").

     2. Article IV(a) of the Corporation's Articles of Incorporation is hereby deleted and a new subsection (a) in Article IV is inserted in its place, as follows:

         (a) The total number of shares of capital stock authorized to be issued by this Corporation shall be:

             200,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"); and

             5,000,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

     3. Except as hereby amended, the Articles of Incorporation of the Corporation shall remain the same.

     4. The amendment made herein to the Articles of Incorporation of the Corporation was recommended to the shareholders by the Board of Directors and approved by the unanimous written consent of the shareholders and the directors of the Corporation on the date of these Articles of Amendment, pursuant to Sections 607.0704 and 607.1003 of the Florida Business Corporation Act. The number of shareholder votes cast for the amendment was sufficient for approval.

     5. The effective date of this Amendment shall be upon the filing of these Articles of Amendment.

     IN WITNESS WHEREOF, the undersigned President of the Corporation has executed the foregoing Articles of Amendment, this 11th day of March, 2002.


                                              ---------------------------------
                                              Eduard Will, President